Exhibit 10.5

SYNTHORX, INC.

CHANGE IN CONTROL AND SEVERANCE BENEFIT PLAN

APPROVED BY THE BOARD OF DIRECTORS: OCTOBER 11, 2018

Section 1.	INTRODUCTION.

The Synthorx, Inc. Change in Control and Severance Benefit Plan (the “Plan”) is hereby established effective [                    ], 2018 (the “Effective Date”). The purpose of the Plan is to provide for the payment of severance benefits to eligible employees of Synthorx, Inc. (the “Company”) in the event that such employees become subject to involuntary or constructive employment terminations, including in connection with a Change in Control. Except as otherwise provided in an individual Participation Agreement, this Plan shall supersede any severance benefit plan, policy or practice previously maintained by the Company, including any severance benefits set forth in any individually negotiated employment contract or agreement between the Company and an employee, unless such employment contract or agreement provides for benefits that are in substance more favorable to the employee. This Plan document also is the Summary Plan Description for the Plan.

For purposes of the Plan, the following terms are defined as follows:

(a) “Affiliate” means any corporation (other than the Company) in an “unbroken chain of corporations” beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(b) “Base Salary” means base pay (excluding incentive pay, premium pay, commissions, overtime, bonuses and other forms of variable compensation) as in effect immediately prior to a Covered Termination and prior to any reduction that would give rise to an employee’s right to resign for Good Reason.

(c) “Board” means the Board of Directors of the Company; provided, however, that if the Board has delegated authority to administer the Plan to the Compensation Committee of the Board, then “Board” shall also mean the Compensation Committee.

(d) “Cause” means, with respect to a particular employee, the occurrence of any of the following events: (i) the employee’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) the employee’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) the employee’s intentional, material violation of any contract or agreement between the employee and the Company or of any statutory duty owed to the Company; (iv) the employee’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) the employee’s gross misconduct. The determination whether a termination is for Cause shall be made by the Plan Administrator in its sole and exclusive judgment and discretion.

(e) “Change in Control” shall have the meaning ascribed to such term in the Company’s 2018 Equity Incentive Plan.

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(f) “Change in Control Period” means the period commencing three (3) months prior to the signing of a definitive agreement setting forth the terms of a Change in Control that is ultimately consummated and ending twelve (12) months following the Closing of a Change in Control.

(g) “Change in Control Termination” means an Involuntary Termination that occurs within the Change in Control Period. For such purposes, if the events giving rise to an employee’s right to resign for Good Reason arise within the Change in Control Period, and the employee’s resignation occurs not later than thirty (30) days after the expiration of the Cure Period (as defined below), such termination shall be a Change in Control Termination.

(h) “Closing” means the initial closing of the Change in Control as defined in the definitive agreement executed in connection with the Change in Control. In the case of a series of transactions constituting a Change in Control, “Closing” means the first closing that satisfies the threshold of the definition for a Change in Control.

(i) “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Company” means Synthorx, Inc. or, following a Change in Control, the surviving entity resulting from such event.

(l) “Covered Termination” means a Regular Termination or a Change in Control Termination.

(m) “Director” means a member of the Board.

(n) “Eligible Employee” means an employee of the Company who meets the requirements to be eligible to receive Plan benefits as set forth in Section 2.

(o) “Entity” means a corporation, partnership, limited liability company or other entity.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(q) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(r) “Good Reason” for an employee’s resignation means the occurrence of any of the following events, conditions or actions taken by the Company without Cause and without such employee’s consent: (i) a material reduction of such employee’s annual base salary, which is a reduction of at least 10%

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of such employee’s base salary (unless pursuant to a salary reduction program applicable generally to the Company’s similarly situated employees); (ii) a material reduction in such employee’s authority, duties or responsibilities; (iii) in the case of employees reporting to the Board or the Company’s Chief Executive Officer, a material adverse change in such reporting level requiring that employee to report to a corporate officer or executive other than the Board or the Company’s Chief Executive Officer, as the case may be; (iv) a relocation of such employee’s principal place of employment with the Company (or successor to the Company, if applicable) to a place that increases such employee’s one-way commute by more than fifty (50) miles as compared to such employee’s then-current principal place of employment immediately prior to such relocation (excluding regular travel in the ordinary course of business); provided that if such employee’s principal place of employment is his or her personal residence, this clause (iv) shall not apply; or (v) a material breach by the Company of any material agreement between you and the Company; provided, however, that in each case above, in order for the employee’s resignation to be deemed to have been for Good Reason, the employee must first give the Company written notice of the action or omission giving rise to “Good Reason” within ninety (90) days after the first occurrence thereof; the Company must fail to reasonably cure such action or omission within thirty (30) days after receipt of such notice (the “Cure Period”), and the employee’s resignation must be effective not later than thirty (30) days after the expiration of such Cure Period.

(s) “Involuntary Termination” means a termination of employment that is due to: (1) a termination by the Company without Cause or (2) an employee’s resignation for Good Reason.

(t) “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(u) “Participation Agreement” means an agreement between an employee and the Company in substantially the form of Appendix A attached hereto, which may include such other terms as the Board deems necessary or advisable in the administration of the Plan.

(v) “Plan Administrator” means the Board, or a duly authorized committee thereof, prior to the Closing and the Representative upon and following the Closing.

(w) “Representative” means one or more members of the Board or other persons or entities designated by the Board prior to or in connection with a Change in Control that will have authority to administer and interpret the Plan upon and following the Closing as provided in Section 7(a).

(x) “Regular Termination” means an Involuntary Termination that is not a Change in Control Termination.

(y) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(z) “Target Bonus” means with respect to an Eligible Employee, if there is a cash bonus plan applicable to such Eligible Employee for the year in which such Covered Termination occurs

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(“Cash Bonus Plan”), the cash bonus payable to such Eligible Employee under such Cash Bonus Plan as if all the applicable performance goals for such year were attained at a level of 100%. If no Cash Bonus Plan is in effect for the year in which such Covered Termination occurs, the Target Bonus Amount will be the target bonus, if any, in such Eligible Employee’s then-effective employment agreement or offer letter with the Company, as if all of the applicable performance goals for such year were attained at a level of 100%.

Section 2.	ELIGIBILITY FOR BENEFITS.

(a) Eligible Employee. An employee of the Company is eligible to participate in the Plan if (i) the Plan Administrator has designated such employee as eligible to participate in the Plan by providing such person with a Participation Agreement (the initial list of such employees designated by the Plan Administrator to participate in the Plan is set forth in Appendix B hereto) ; (ii) such employee has signed and returned such Participation Agreement to the Company within the period specified therein; (iii) such employee’s employment with the Company terminates due to a Covered Termination; and (iv) such employee meets the other Plan eligibility requirements set forth in this Section 2. The determination of whether an employee is an Eligible Employee shall be made by the Plan Administrator, in its sole discretion, and such determination shall be binding and conclusive on all persons.

(b) Release Requirement. In order to be eligible to receive benefits under the Plan, the employee also must execute a general waiver and release in substantially the form attached hereto as Exhibit A, Exhibit B or Exhibit C, as appropriate (the “Release”), within the applicable time period set forth therein, but in no event more than fifty (50) days following the date of the applicable Covered Termination, and such Release must become effective in accordance with its terms. The Company, in its sole discretion, may modify the form of the Release to comply with applicable law and may elect to incorporate it into a more fulsome separation and release agreement.

(c) Plan Benefits Provided in Lieu of Individual Agreement Severance Benefits. Unless otherwise determined by the Plan Administrator in its discretion, if an employee is an Eligible Employee and eligible to receive severance benefits under this Plan and otherwise eligible to receive severance benefits under the terms of an individually negotiated employment contract or agreement with the Company or any other severance arrangement with the Company that are of the same category and would otherwise duplicate the severance benefits available under this Plan (“Duplicative Benefits”) such Eligible Employee will receive severance benefits under this Plan in lieu of, and not additional to, such Duplicative Benefits. If an Eligible Employee is eligible to receive Plan benefits, such Eligible Employee will receive severance benefits under any individually negotiated employment contract or agreement only to the extent that such benefits have not been waived or terminated and are not Duplicative Benefits.

(d) Exceptions to Benefit Entitlement. An employee who otherwise is an Eligible Employee will not receive benefits under the Plan in the following circumstances, as determined by the Plan Administrator in its sole discretion:

(1) The employee voluntarily terminates employment with the Company without Good Reason, or terminates employment due to the employee’s death or disability. Voluntary terminations include, but are not limited to, resignation, retirement or failure to return from a leave of absence on the scheduled date.

(2) The employee voluntarily terminates employment with the Company in order to accept employment with another entity that is wholly or partly owned (directly or indirectly) by the Company or an Affiliate.

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(3) The employee is offered an identical or substantially equivalent or comparable position with the Company or an Affiliate. For purposes of the foregoing, a “substantially equivalent or comparable position” is one that provides the employee substantially the same level of responsibility and compensation and would not give rise to the employee’s right to resign for Good Reason.

(4) The employee is offered immediate reemployment by a successor to the Company or an Affiliate or by a purchaser of the Company’s assets, as the case may be, following a Change in Control and the terms of such reemployment would not give rise to the employee’s right to resign for Good Reason. For purposes of the foregoing, “immediate reemployment” means that the employee’s employment with the successor to the Company or an Affiliate or the purchaser of its assets, as the case may be, results in uninterrupted employment such that the employee does not incur a lapse in pay or benefits as a result of the change in ownership of the Company or the sale of its assets.

(5) The employee is rehired by the Company or an Affiliate and recommences employment prior to the date benefits under the Plan are scheduled to commence.

Section 3.	AMOUNT OF BENEFIT.

(a) Regular Termination. Subject to the terms of the Plan, including, without limitation, execution of the required Release within the applicable time period set forth herein and provided that such Release becomes effective in accordance with its terms, an Eligible Employee shall receive the following severance benefits upon a Regular Termination:

(1) Cash Severance Benefit.

(i) The employee will be entitled to a lump sum payment equal to his or her then-current Base Salary for the applicable number of months indicated below (such period of months, the “Severance Period”) within ten (10) business days following the effective date of the Release.

Tier	Severance Period
Tier 1	18 months
Tier 2	12 months
Tier 3	9 months

(ii) The employee will additionally be entitled to a portion of such employee’s Target Bonus, if any, established for the employee by the Board for the year in which the Regular Termination occurs, in an amount equal to the employee’s annual Target Bonus for such year, if any, pro-rated for the number of days in which the employee provided services to the Company in the year in with the Regular Termination occurs, which shall be payable in a lump sum payment within ten (10) business days following the effective date of the Release.

(2) Payment of Continued Group Health Plan Benefits.

(i) If the employee timely elects continued group health plan continuation coverage under COBRA the Company shall pay the full amount the employee’s COBRA premiums, or shall provide coverage under any self-funded plan, on behalf of the employee for his or her continued coverage under the Company’s group health plans, including coverage for the employee’s eligible dependents, for the Severance Period (the “COBRA Payment Period”). Upon the conclusion of

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such period of insurance premium payments made by the Company, or the provision of coverage under a self-funded group health plan, the employee will be responsible for the entire payment of premiums (or payment for the cost of coverage) required under COBRA for the duration of the employee’s eligible COBRA coverage period. For purposes of this Section, (i) references to COBRA shall be deemed to refer also to analogous provisions of state law and (ii) any applicable insurance premiums that are paid by the Company shall not include any amounts payable by the employee under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are the employee’s sole responsibility.

(ii) Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that it cannot provide the COBRA premium benefits without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of paying COBRA premiums on the employee’s behalf, the Company will instead pay the employee on the last day of each remaining month of the COBRA Payment Period a fully taxable cash payment equal to the COBRA premium for that month, subject to applicable tax withholding (such amount, the “Special Severance Payment”), such Special Severance Payment to be made without regard to the employee’s election of COBRA coverage or payment of COBRA premiums and without regard to the employee’s continued eligibility for COBRA coverage during the COBRA Payment Period. Such Special Severance Payment shall end upon expiration of the COBRA Payment Period.

(3) Notwithstanding the foregoing, if the employee’s Regular Termination occurs during the six (6) month period after the employee’s commencement of employment with the Company, then the benefits entitled to the employee pursuant to Section 3(b) shall be reduced by fifty percent (50%).

(b) Change in Control Termination. Subject to the terms of the Plan, including, without limitation, execution of the required Release within the applicable time period set forth herein and provided that such Release becomes effective in accordance with its terms, an Eligible Employee shall receive the following severance benefits upon a Change in Control Termination. For the avoidance of doubt, in no event shall an employee be entitled to benefits under both Section 3(a) and this Section 3(b). If the employee is eligible for severance benefits under both Section 3(a) and this Section 3(b), the employee shall receive the benefits set forth in this 3(b) and such benefits shall be reduced by any benefits previously provided to the employee under Section 3(a).

(1) Cash Severance Benefit.

(i) The employee will receive the cash severance benefit described in Section 3(a)(1)(i) above, except that the Severance Period will be the applicable number of months provided below, and Base Salary payments will be paid in a lump sum within ten (10) business days following the later of (i) the effective date of the Release, or (ii) the effective date of the Closing.

Tier	Severance Period
Tier 1	24 months
Tier 2	18 months
Tier 3	12 months

(ii) In addition, the employee will be entitled to a payment equal to the Target Bonus, if any, established for the employee by the Board for the year in which the Change in Control Termination occurs multiplied by the applicable multiple provided below (the “Bonus Multiple”),

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which shall be payable in a lump sum payment within ten (10) business days following the later of (i) the effective date of the Release, or (ii) the effective date of the Closing.

Tier	Bonus Multiple
Tier 1	2
Tier 2	1.5
Tier 3	1

(2) Payment of Continued Group Health Plan Benefits. The employee will receive the payment for continued group health plan benefits described in Section 3(b)(2) above, except that the COBRA Payment Period will be equal to the Severance Period applicable to a Change in Control Termination as set forth in Section 3(b)(1)(i) above.

(c) Additional Benefits. Notwithstanding the foregoing, the Company may, in its sole discretion, provide benefits to employees or consultants who are not Eligible Employees (“Non-Eligible Employees”) chosen by the Plan Administrator, in its sole discretion, and the provision of any such benefits to a Non-Eligible Employee shall in no way obligate the Company to provide such benefits to any other Non-Eligible Employee, even if similarly situated. If benefits under the Plan are provided to a Non-Eligible Employee, references in the Plan to “Eligible Employee” (and similar references) shall be deemed to refer to such Non-Eligible Employee.

(d) Certain Reductions. The Company, in its sole discretion, shall have the authority to reduce an Eligible Employee’s severance benefits, in whole or in part, by any other severance benefits, pay and benefits provided during a period following written notice of a plant closing or mass layoff, pay and benefits in lieu of such notice, or other similar benefits payable to the Eligible Employee by the Company or an Affiliate that become payable in connection with the Eligible Employee’s termination of employment pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act or any other similar state law, (ii) any individually negotiated employment contract or agreement or any other written employment or severance agreement with the Company, or (iii) any Company policy or practice providing for the Eligible Employee to remain on the payroll for a limited period of time (not to exceed sixty (60) days) after being given notice of the termination of the Eligible Employee’s employment, and the Plan Administrator shall so construe and implement the terms of the Plan. Any such reductions that the Company determines to make pursuant to this Section 3(c) shall be made such that any benefit under the Plan shall be reduced solely by any similar type of benefit under such legal requirement, agreement, policy or practice (i.e., any cash severance benefits under the Plan shall be reduced solely by any cash payments or severance benefits under such legal requirement, agreement, policy or practice, and any continued insurance benefits under the Plan shall be reduced solely by any continued insurance benefits under such legal requirement, agreement, policy or practice). The Company’s decision to apply such reductions to the severance benefits of one Eligible Employee and the amount of such reductions shall in no way obligate the Company to apply the same reductions in the same amounts to the severance benefits of any other Eligible Employee, even if similarly situated. In the Company’s sole discretion, such reductions may be applied on a retroactive basis, with severance benefits previously paid being re-characterized as payments pursuant to the Company’s statutory obligation.

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(e) Parachute Payments.

(1) Any provision of the Plan to the contrary notwithstanding, if any payment or benefit an Eligible Employee would receive from the Company pursuant to the Plan or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount (defined below). The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Eligible Employee’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the manner that results in the greatest economic benefit for the Eligible Employee. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata.

(2) In the event it is subsequently determined by the Internal Revenue Service that some portion of the Reduced Amount as determined pursuant to clause (x) in the preceding paragraph is subject to the Excise Tax, the Eligible Employee agrees to promptly return to the Company a sufficient amount of the Payment so that no portion of the Reduced Amount is subject to the Excise Tax. For the avoidance of doubt, if the Reduced Amount is determined pursuant to clause (y) in the preceding paragraph, the Eligible Employee will have no obligation to return any portion of the Payment pursuant to the preceding sentence.

(3) Unless the Eligible Employee and the Company agree on an alternative accounting firm, at the Company’s election, either (i) Ernst & Young LLP or (ii) the accounting firm engaged by the Company for general tax compliance purposes as of the day prior to the effective date of the a change in ownership or control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the change in ownership or control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

Section 4.	RETURN OF COMPANY PROPERTY.

An Eligible Employee will not be entitled to any severance benefit under the Plan unless and until the Eligible Employee returns all Company Property. For this purpose, “Company Property” means all Company documents (and all copies thereof) and other Company property which the Eligible Employee had in his or her possession at any time, including, but not limited to, Company files, notes, drawings, records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, research and development information, sales and marketing information, operational and personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computers, facsimile machines, mobile telephones, servers), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part).

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Section 5.	TIME OF PAYMENT AND FORM OF BENEFIT.

All severance payments under the Plan will be subject to applicable withholding for federal, state and local taxes. If an Eligible Employee is indebted to the Company on his or her termination date, the Company reserves the right to offset any severance payments under the Plan by the amount of such indebtedness. All severance benefits provided under the Plan are intended to satisfy the requirements for an exemption from application of Section 409A of the Code to the maximum extent that an exemption is available and any ambiguities herein shall be interpreted accordingly; provided, however, that to the extent such an exemption is not available, the severance benefits provided under the Plan are intended to comply with the requirements of Section 409A to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly.

Notwithstanding anything to the contrary set forth herein, any payments and benefits provided under the Plan that constitute “deferred compensation” within the meaning of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”) shall not commence in connection with an Eligible Employee’s termination of employment unless and until the Eligible Employee has also incurred a “separation from service,” as such term is defined in Treasury Regulations Section 1.409A-1(h) (“Separation from Service”), unless the Company reasonably determines that such amounts may be provided to the Eligible Employee without causing the Eligible Employee to incur the adverse personal tax consequences under Section 409A.

It is intended that (i) each installment of any benefits payable under the Plan to an Eligible Employee be regarded as a separate “payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2)(i), (ii) all payments of any such benefits under the Plan satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under Treasury Regulations Sections 1.409A-1(b)(4) and 1.409A-1(b)(9)(iii), and (iii) any such benefits consisting of COBRA premiums also satisfy, to the greatest extent possible, the exemption from the application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(9)(v). However, if the Company determines that any such benefits payable under the Plan constitute “deferred compensation” under Section 409A and the Eligible Employee is a “specified employee” of the Company, as such term is defined in Section 409A(a)(2)(B)(i), then, solely to the extent necessary to avoid the imposition of the adverse personal tax consequences under Section 409A, (A) the timing of such benefit payments shall be delayed until the earlier of (1) the date that is six (6) months and one (1) day after the Eligible Employee’s Separation from Service and (2) the date of the Eligible Employee’s death (such applicable date, the “Delayed Initial Payment Date”), and (B) the Company shall (1) pay the Eligible Employee a lump sum amount equal to the sum of the benefit payments that the Eligible Employee would otherwise have received through the Delayed Initial Payment Date if the commencement of the payment of the benefits had not been delayed pursuant to this paragraph and (2) commence paying the balance, if any, of the benefits in accordance with the applicable payment schedule.

In no event shall payment of any benefits under the Plan be made prior to an Eligible Employee’s termination date or prior to the effective date of the Release. If the Company determines that any payments or benefits provided under the Plan constitute “deferred compensation” under Section 409A, and the Eligible Employee’s Separation from Service occurs at a time during the calendar year when the Release could become effective in the calendar year following the calendar year in which the Eligible Employee’s Separation from Service occurs, then regardless of when the Release is returned to the Company and becomes effective, the Release will not be deemed effective any earlier than the latest permitted effective date (the “Release Deadline”). If the Company determines that any payments or benefits provided under the Plan constitute “deferred compensation” under Section 409A, then except to the extent that payments may be delayed until the Delayed Initial Payment Date pursuant to the preceding paragraph, on the first regular payroll date following the effective date of an Eligible Employee’s Release, the Company shall (1) pay the Eligible Employee a lump sum amount equal to the sum of the benefit

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payments that the Eligible Employee would otherwise have received through such payroll date but for the delay in payment related to the effectiveness of the Release and (2) commence paying the balance, if any, of the benefits in accordance with the applicable payment schedule.

All severance payments under the Plan shall be subject to applicable withholding for federal, state and local taxes. If an Eligible Employee is indebted to the Company at his or her termination date, the Company reserves the right to offset any severance payments under the Plan by the amount of such indebtedness.

Section 6.	REEMPLOYMENT.

In the event of an Eligible Employee’s reemployment by the Company during the period of time in respect of which severance benefits pursuant to the Plan have been paid, the Company, in its sole and absolute discretion, may require such Eligible Employee to repay to the Company all or a portion of such severance benefits as a condition of reemployment.

Section 7.	RIGHT TO INTERPRET AND ADMINISTER PLAN; AMENDMENT AND TERMINATION.

(a) Interpretation and Administration. Prior to the Closing, the Board, or a duly authorized committee thereof, shall be the Plan Administrator and shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Board shall be binding and conclusive on all persons. Upon and after the Closing, the Plan will be interpreted and administered in good faith by the Representative who shall be the Plan Administrator during such period. All actions taken by the Representative in interpreting the terms of the Plan and administering the Plan upon and after the Closing will be final and binding on all Eligible Employees. Any references in this Plan to the “Board” or “Plan Administrator” with respect to periods following the Closing shall mean the Representative.

(b) Amendment. The Plan Administrator reserves the right to amend this Plan at any time; provided, however, that any amendment of the Plan will not be effective as to a particular employee who is or may be adversely impacted by such amendment or termination and has an effective Participation Agreement without the written consent of such employee. Any action amending the Plan shall be in writing and executed by the Company’s Chairman of the Board (prior to the Closing) or the Representative (following the Closing).

(c) Termination. The Plan shall have an initial term of five (5) years from the date of Board approval of the Plan and shall automatically renew for successive two (2) year terms thereafter unless notice of termination of the Plan is given to all participants at least six (6) months in advance of any such renewal date; provided, however, that no such termination shall occur once a Change in Control Period has commenced. In addition, no such termination may materially impair the rights of an Eligible Employee whose Covered Termination occurred prior to such termination, without the written consent of such Eligible Employee.

Section 8.	NO IMPLIED EMPLOYMENT CONTRACT.

The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company or (ii) to interfere with the right of the Company to discharge any employee or other person at any time, with or without cause, which right is hereby reserved.

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Section 9.	LEGAL CONSTRUCTION.

This Plan is intended to be governed by and shall be construed in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”) and, to the extent not preempted by ERISA, the laws of the State of California.

Section 10.	CLAIMS, INQUIRIES AND APPEALS.

(a) Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The Plan Administrator is:

Synthorx, Inc.

Board of Directors or Representative

11099 N. Torrey Pines Road, Suite 290

La Jolla, California 92037

(b) Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(1) the specific reason or reasons for the denial;

(2) references to the specific Plan provisions upon which the denial is based;

(3) a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(4) an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 10(d) below.

This notice of denial will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c) Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied. A request for a review shall be in writing and shall be addressed to:

11.

Synthorx, Inc.

Board of Directors or Representative

11099 N. Torrey Pines Road, Suite 290

La Jolla, California 92037

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d) Decision on Review. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

(1) the specific reason or reasons for the denial;

(2) references to the specific Plan provisions upon which the denial is based;

(3) a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(4) a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.

(e) Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

(f) Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 10(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 10(c) above, and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to an Eligible Employee’s claim or appeal within the relevant time limits specified in this Section 10, the Eligible Employee may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

12.

Section 11.	BASIS OF PAYMENTS TO AND FROM PLAN.

The Plan shall be unfunded, and all cash payments under the Plan shall be paid only from the general assets of the Company.

Section 12.	OTHER PLAN INFORMATION.

(a) Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 46-4709185. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 510.

(b) Ending Date for Plan’s Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.

(c) Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is:

Synthorx, Inc.

Board of Directors or Representative

11099 N. Torrey Pines Road, Suite 290

La Jolla, California 92037

In addition, service of legal process may be made upon the Plan Administrator.

(d) Plan Sponsor. The “Plan Sponsor” is:

Synthorx, Inc.

Board of Directors or Representative

11099 N. Torrey Pines Road, Suite 290

La Jolla, California 92037

(858) 750-4700

(e) Plan Administrator. The Plan Administrator is the Board prior to the Closing and the Representative upon and following the Closing. The Plan Administrator’s contact information is:

Synthorx, Inc.

Board of Directors or Representative

11099 N. Torrey Pines Road, Suite 290

La Jolla, California 92037

(858) 750-4700

The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

Section 13.	STATEMENT OF ERISA RIGHTS.

Participants in this Plan (which is a welfare benefit plan sponsored by Synthorx, Inc.) are entitled to certain rights and protections under ERISA. If you are an Eligible Employee, you are considered a participant in the Plan and, under ERISA, you are entitled to:

13.

(a) Receive Information About Your Plan and Benefits.

(1) Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

(2) Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description. The Administrator may make a reasonable charge for the copies; and

(3) Receive a summary of the Plan’s annual financial report, if applicable. The Plan Administrator is required by law to furnish each Eligible Employee with a copy of this summary annual report.

(b) Prudent Actions by Plan Fiduciaries. In addition to creating rights for Plan Eligible Employees, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Eligible Employees and beneficiaries. No one, including your employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

(c) Enforce Your Rights. If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan, if applicable, and do not receive them within thirty (30) days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court.

If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

(d) Assistance with Your Questions. If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

14.

APPENDIX A

SYNTHORX, INC.

CHANGE IN CONTROL AND SEVERANCE BENEFIT PLAN

PARTICIPATION AGREEMENT

Name:
Tier:

Section 1.	ELIGIBILITY.

You have been designated as eligible to participate in the Synthorx, Inc. Change in Control and Severance Benefit Plan (the “Plan”), a copy of which is attached as Annex I to this Participation Agreement (the “Agreement”). Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

Section 2.	SEVERANCE BENEFITS

Subject to the terms of the Plan, if you are terminated in a Covered Termination, and meet all the other eligibility requirements set forth in the Plan, including, without limitation, executing the required Release within the applicable time period set forth therein and provided that such Release becomes effective in accordance with its terms, you will receive the applicable severance benefits set forth in Section 3 of the Plan.

Section 3.	REQUIREMENTS DURING SEVERANCE PERIOD.

Your eligibility for and receipt of any severance benefits to which you may become entitled as described in Section 2 above is expressly contingent upon your timely execution of an effective Release and your compliance with the terms and conditions of the provisions of the Confidential Information and Invention Assignment Agreement between you and the Company, as may be amended from time to time (the “CIIAA”). Severance benefits under this Agreement shall immediately cease in the event of your violation of the provisions in this Section 3.

Section 4.	ACKNOWLEDGEMENTS.

As a condition to participation in the Plan, you hereby acknowledge each of the following:

(a) The severance benefits that may be provided to you under this Agreement are subject to all of the terms of the Plan which is incorporated into and becomes part of this Agreement, including but not limited to the reductions under Section 3 of the Plan.

(b) This Agreement and the Plan supersedes any severance benefit plan, policy or practice previously maintained by the Company that may have been applicable to you or any individually negotiated employment contract or agreement between you and the Company unless such employment contract or agreement provides for benefits that are in substance more favorable to you. This Agreement and the Plan do not supersede, replace or otherwise alter the CIIAA.

(c) You may not sell, transfer, or otherwise assign or pledge your right to benefits under this Agreement and the Plan to either your creditors or to your beneficiary, except to the extent permitted by the Plan Administrator if such action would not result in adverse tax consequences under Section 409A.

To accept the terms of this Agreement and participate in the Plan, please sign and date this Agreement in the space provided below and return it to Christian Kuhlen, General Counsel, no later than ten (10) days from the date first set forth below.

Synthorx, Inc.

By:

Name:

Title:

Date:

[Eligible Employee]	Date

ANNEX I

SYNTHORX, INC. CHANGE IN CONTROL AND SEVERANCE BENEFIT PLAN

APPENDIX B

DESIGNATED EMPLOYEES UNDER THE PLAN

Name	Tier
Laura Shawver	1
Marcos Milla	2
Joe Leveque	2
Enoch Kariuki	2
Christian Kuhlen	2
Charles Winder	3
Justin Thacker	3
David Luo	3

For Eligible Employees Age 40 or Older

Individual Termination

EXHIBIT A

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Synthorx, Inc. Change in Control and Severance Benefit Plan (the “Plan”).

I understand that this Release Agreement (the “Release”), together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act (if applicable), the California Family Rights Act (if applicable) or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I hereby acknowledge and agree to abide by my continuing obligations under my confidential information and invention assignment agreement with the Company and/or an affiliate of the Company.

I hereby confirm that, except for materials the Company has expressly authorized me to retain in writing, I have returned to the Company all Company property, including, but not limited to, all equipment, vehicles, product samples, computers, pass codes, keys, swipe cards, credit cards, documents, or other materials, in whatever form or format that I received, prepared, or helped prepare them; and that I have not retained, whether in hard copy or electronic form, any copies, duplicates, reproductions, computer disks, or excerpts thereof.

If I am an officer or director of the Company or any of its affiliated entities, effective as of the date my employment with the Company ends, I agree to (and hereby do) resign from any and all offices and directorships with any such entities, and agree to execute all documents reasonably requested by the Company to effectuate such resignation(s).

I understand that I may apply for unemployment insurance benefits after my employment with the Company ends and that the Company will not contest my eligibility for such benefits; provided, however, that I understand that the state agency responsible for administering unemployment insurance benefits, and not the Company, is ultimately responsible for determining my eligibility for such benefits. I further understand that, in response to any request for references from a prospective employer, the Company will only confirm my dates of employment and last job title.

In consideration of the severance benefits and other consideration provided to me under the Plan that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its affiliates and assigns, and their parents, subsidiaries, successors, predecessors and affiliates, and their current and former partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, successors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, penalties, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), the California Fair Employment and Housing Act (as amended), the California Labor Code (as amended), and any other state or local fair employment practice laws and regulations.

Notwithstanding the foregoing, I understand that the following rights or claims are not included in the Released Claims: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party, the charter, bylaws, or operating agreements of the Company or its affiliate, or under applicable law; or (b) any rights that cannot be waived as a matter of law. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, the California Department of Fair Employment and Housing, or any other government agency (each a “Government Agency”), except that I hereby waive my right to any monetary benefits in connection with any claim, charge or proceeding arising from or relating to any of the Released Claims. In addition, nothing herein shall be interpreted or applied in a manner that limits my ability to challenge, under the Older Workers Benefit Protection Act (“OWBPA”) (29 U.S.C. § 626), the knowing and voluntary nature of my release of any claims under the ADEA. I hereby represent and warrant that, other than the foregoing excluded claims I am not aware of any claims I have or might have that are not included in the Released Claims.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA and the OWBPA, and that the consideration given under the Plan for the waiver and release in this paragraph is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not do so); (c) I have twenty-one (21) days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice of such revocation to the Company’s Human Resources department or the Company’s General Counsel; and (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I sign this Release, provided I have not earlier revoked it.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

I understand and agree that nothing in this Release or in the Plan is to be construed as an admission of liability or wrongdoing by the Company, and that the Company disclaims any such liability or wrongdoing.

I understand and agree that while the I may apply for future employment with the Company or its successor, I have no right to such future employment, and the Company or its successor may, in its sole discretion, deny my employment application. I further understand and agree that in the event I obtain employment with the Company or its successor, the Company or its successor may, in its sole discretion, terminate my employment. I also acknowledge and agree that my rehire may affect the amount of severance pay and benefits to which I am entitled under the Plan (as provided in Section 2 of the Plan).

I agree that except for disclosures made (i) in confidence to my attorneys, financial advisors, accountants, spouse, or registered domestic partner, or (ii) to a Government Agency, I will keep this Release and its terms confidential and will not reveal its contents to anyone, unless necessary to enforce my rights hereunder or as other otherwise required by law.

I further agree not to, at any time, take any action through any medium or in any forum, to directly or indirectly disparage the employees, products, business reputation, abilities, or capabilities of the Company or any of its affiliates This provision includes, without limitation, email, any electronic media, and any postings to the Internet. Notwithstanding the foregoing, it shall not be a breach of this paragraph for me to comply with the lawful orders or processes of any court, including the obligation to testify truthfully in any legal proceeding. Additionally, this paragraph does not apply to communications with any Government Agency or with the Company.

This Release, together with the Plan, constitutes the entire understanding and agreement with respect to the subject matter hereof. The provisions of this Release and the Plan are severable and if any part is found to be unenforceable, the other portions shall remain fully valid and enforceable. Additionally, if any of the waivers and releases set forth in this Release are held to be invalid, illegal, void and/or unenforceable: (i) the remaining waivers and releases shall remain fully valid and enforceable; and (ii) upon request by the Company, I shall immediately execute and deliver to the Company a release and waiver that is legal and enforceable to the fullest extent of the law. The construction and interpretation of this Release shall be subject to the terms and conditions of the Plan, and no ambiguity in this Release or the Plan shall be construed against any party as the drafter. I acknowledge that I must sign and return this Release to the Company so that it is received not later than twenty-one (21) days following the date it is provided to me or such other date as specified by the Company. By signing below, I represent that: I have read this Release and the Plan; I have had adequate time to consider them; I have been advised to consult with an attorney before signing this Release; I understand the meaning and application of this Release and the Plan; and that I sign this Release knowingly and voluntarily and with the intent of being bound by it.

ELIGIBLE EMPLOYEE

Printed Name:

Signature:

Date:

For Eligible Employees Age 40 or Older

Group Termination

EXHIBIT B

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Synthorx, Inc. Change in Control and Severance Benefit Plan (the “Plan”).

I understand that this Release Agreement (the “Release”), together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act (if applicable), the California Family Rights Act (if applicable) or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I hereby acknowledge and agree to abide by my continuing obligations under my confidential information and invention assignment agreement with the Company and/or an affiliate of the Company.

I hereby confirm that, except for materials the Company has expressly authorized me to retain in writing, I have returned to the Company all Company property, including, but not limited to, all equipment, vehicles, product samples, computers, pass codes, keys, swipe cards, credit cards, documents, or other materials, in whatever form or format that I received, prepared, or helped prepare them; and that I have not retained, whether in hard copy or electronic form, any copies, duplicates, reproductions, computer disks, or excerpts thereof.

If I am an officer or director of the Company or any of its affiliated entities, effective as of the date my employment with the Company terminates, I agree to (and hereby do) resign from any and all offices and directorships with any such entities, and agree to execute all documents reasonably requested by the Company to effectuate such resignation(s).

I understand that I may apply for unemployment insurance benefits after my employment with the Company ends and that the Company will not contest my eligibility for such benefits; provided, however, that I understand that the state agency responsible for administering unemployment insurance benefits, and not the Company, is ultimately responsible for determining my eligibility for such benefits. I further understand that, in response to any request for references from a prospective employer, the Company will confirm only my dates of employment and last job title.

In consideration of the severance benefits and other consideration provided to me under the Plan that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its affiliates and assigns, and their parents, subsidiaries, successors, predecessors and affiliates, and its and their current and former partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, successors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, penalties or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), the California Fair Employment and Housing Act (as amended), the California Labor Code (as amended), and any other state or local fair employment practice laws and regulations.

Notwithstanding the foregoing, I understand that the following rights or claims are not included in the Released Claims: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party, the charter, bylaws, or operating agreements of the Company or its affiliate, or under applicable law; or (b) any rights that cannot be waived as a matter of law. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, the California Department of Fair Employment and Housing, or any other government agency (each a “Government Agency”), except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding arising from or relating to any of the Released Claims. In addition, nothing herein shall be interpreted or applied in a manner that limits my ability to challenge, under the Older Workers Benefit Protection Act (“OWBPA”) (29 U.S.C. § 626), the knowing and voluntary nature of my release of any claims under the ADEA. I hereby represent and warrant that, other than the foregoing excluded claims, I am not aware of any claims I have or might have that are not included in the Released Claims.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in this paragraph is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA and the OWBPA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have forty-five (45) days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an employee in the Company’s Human Resources department or the Company’s General Counsel; (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I sign this Release provided I have not revoked it; and (f) I have received with this Release all of the information required by the ADEA and the OWBPA, including without limitation a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

I understand and agree that nothing in this Release or in the Plan is to be construed as an admission of liability or wrongdoing by the Company, and that the Company disclaims any such liability or wrongdoing.

I understand and agree that while the I may apply for future employment with the Company or its successor, I have no right to such future employment, and the Company or its successor may, in its sole discretion, deny my employment application. I further understand and agree that in the event I obtain employment with the Company or its successor, the Company or its successor may, in its sole discretion, terminate my employment. I also acknowledge and agree that my rehire may affect the amount of severance pay and benefits to which I am entitled under the Plan (as provided in Section 2 of the Plan).

I agree that except for disclosures made (i) in confidence to my attorneys, financial advisors, accountants, spouse, or registered domestic partner, or (ii) to a Government Agency, I will keep this Release and its terms confidential and will not reveal its contents to anyone, unless necessary to enforce my rights hereunder or as other otherwise required by law.

I further agree not to, at any time, take any action through any medium or in any forum, to directly or indirectly disparage the employees, products, business reputation, abilities, or capabilities of the Company or any of its affiliates This provision includes, without limitation, email, any electronic media, and any postings to the Internet. Notwithstanding the foregoing, it shall not be a breach of this paragraph for me to comply with the lawful orders or processes of any court, including the obligation to testify truthfully in any legal proceeding. Additionally, this paragraph does not apply to communications with any Government Agency or with the Company.

This Release, together with the Plan, constitutes the entire understanding and agreement with respect to the subject matter hereof. The provisions of this Release and the Plan are severable and if any part is found to be unenforceable, the other portions shall remain fully valid and enforceable. Additionally, if any of the waivers and releases set forth herein are held to be invalid, illegal, void and/or unenforceable: (i) the remaining waivers and releases shall remain fully valid and enforceable; and (ii) upon request by the Company, I shall immediately execute and deliver to the Company a release and waiver that is legal and enforceable to the fullest extent of the law. The construction and interpretation of this Release shall be subject to the terms and conditions of the Plan, and no ambiguity in this Release or the Plan shall be construed against any party as the drafter. I acknowledge that I must sign and return this Release to the Company so that it is received not later than forty-five (45) days following the date it is provided to me or such other date as specified by the Company. By signing below, I represent that: I have read this Release and the Plan; I have had adequate time to consider them; I have been advised to consult with an attorney before signing this Release; I understand the meaning and application of this Release and the Plan; and that I sign this Release knowingly and voluntarily and with the intent of being bound by it.

ELIGIBLE EMPLOYEE

Printed Name:

Signature:

Date:

For Eligible Employees Under 40 Years of Age

Individual and Group Termination

EXHIBIT C

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Synthorx, Inc. Change in Control and Severance Benefit Plan (the “Plan”).

I understand that this Release Agreement (the “Release”), together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act (if applicable), the California Family Rights Act (if applicable) or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I hereby acknowledge and agree to abide by my continuing obligations under my confidential information and invention assignment agreement with the Company and/or an affiliate of the Company.

I hereby confirm that, except for materials the Company has expressly authorized me to retain in writing, I have returned to the Company all Company property, including, but not limited to, all equipment, vehicles, product samples, computers, pass codes, keys, swipe cards, credit cards, documents, or other materials, in whatever form or format that I received, prepared, or helped prepare them; and that I have not retained, whether in hard copy or electronic form, any copies, duplicates, reproductions, computer disks, or excerpts thereof.

If I am an officer or director of the Company or any of its affiliated entities, effective as of the date my employment with the Company terminates, I agree to (and hereby do) resign from any and all offices and directorships with any such entities, and agree to execute all documents reasonably requested by the Company to effectuate such resignation(s).

I understand that I may apply for unemployment insurance benefits after my employment with the Company ends and that the Company will not contest my eligibility for such benefits; provided, however, that I understand that the state agency responsible for administering unemployment insurance benefits, and not the Company, is ultimately responsible for determining my eligibility for such benefits. I further understand that, in response to any request for references from a prospective employer, the Company will confirm only my dates of employment and last job title.

In consideration of the severance benefits and other consideration provided to me under the Plan that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its affiliates and assigns, and their parents, subsidiaries, successors, predecessors and affiliates, and its and their current and former partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, successors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, penalties or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Employee Retirement Income Security Act of 1974 (as amended), the California Fair Employment and Housing Act (as amended), the California Labor Code (as amended), and any other state or local fair employment practice laws and regulations.

Notwithstanding the foregoing, I understand that the following rights or claims are not included in the Released Claims: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party, the charter, bylaws, or operating agreements of the Company or its affiliate, or under applicable law; or (b) any rights that cannot be waived as a matter of law. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, the California Department of Fair Employment and Housing, or any other government agency (each a “Government Agency”), except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding arising from or related to any of the Released Claims. I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Released Claims.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

I understand and agree that nothing in this Release or in the Plan is to be construed as an admission of liability or wrongdoing by the Company, and that the Company disclaims any such liability or wrongdoing.

I understand and agree that while the I may apply for future employment with the Company or its successor, I have no right to such future employment, and the Company or its successor may, in its sole discretion, deny my employment application. I further understand and agree that in the event I obtain employment with the Company or its successor, the Company or its successor may, in its sole discretion, terminate my employment. I also acknowledge and agree that my rehire may affect the amount of severance pay and benefits to which I am entitled under the Plan (as provided in Section 2 of the Plan).

I agree that except for disclosures made (i) in confidence to my attorneys, financial advisors, accountants, spouse, or registered domestic partner, or (ii) to a Government Agency, I will keep this Release and its terms confidential and will not reveal its contents to anyone, unless necessary to enforce my rights hereunder or as other otherwise required by law.

I further agree not to, at any time, take any action through any medium or in any forum, to directly or indirectly disparage the employees, products, business reputation, abilities, or capabilities of the Company or any of its affiliates This provision includes, without limitation, email, any electronic media, and any postings to the Internet. Notwithstanding the foregoing, it shall not be a breach of this paragraph for me to comply with the lawful orders or processes of any court, including the obligation to testify truthfully in any legal proceeding. Additionally, this paragraph does not apply to communications with any Government Agency or with the Company.

This Release, together with the Plan, constitutes the entire understanding and agreement with respect to the subject matter hereof. The provisions of this Release and the Plan are severable and if any part is found to be unenforceable, the other portions shall remain fully valid and enforceable. Additionally, if any of the waivers and releases set forth herein are held to be invalid, illegal, void and/or unenforceable: (i) the remaining waivers and releases shall remain fully valid and enforceable; and (ii) upon request by the Company, I shall immediately execute and deliver to the Company a release and waiver that is legal and enforceable to the fullest extent of the law. The construction and interpretation of this Release shall be subject to the terms and conditions of the Plan, and no ambiguity in this Release or the Plan shall be construed against any party as the drafter.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than fourteen (14) days following the date it is provided to me or such other date as specified by the Company. By signing below, I represent that: I have read this Release and the Plan; I have had adequate time to consider them; I understand the meaning and application of this Release and the Plan; and that I sign this Release knowingly and voluntarily and with the intent of being bound by it.

ELIGIBLE EMPLOYEE

Printed Name:

Signature:

Date: